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                [SALOMON SMITH BARNEY LETTERHEAD APPEARS HERE]



                                                                    Exhibit 23.6



                     CONSENT OF SALOMON SMITH BARNEY INC.


     We hereby consent to the use of our name in, to the description of our opinion letter under the caption "Opinion of the CapRock Financial Advisor" in, and to the inclusion of our opinion letter as Appendix D to, the Proxy Statement/Prospectus that is made a part of the Registration Statement on Form S-4 of McLeodUSA Incorporated. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                           SALOMON SMITH BARNEY INC.



                                           By: /s/ A. Scott Daniel
                                               _________________________
                                               Name:   A. Scott Daniel
                                               Title:  Vice President


New York, New York
Dated: October 20, 2000